Exhibit (a)(19)

DEUTSCHE INTERNATIONAL FUND, INC.

CERTIFICATE OF CORRECTION

DEUTSCHE INTERNATIONAL FUND, INC., a Maryland corporation (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (which is hereinafter referred to as the “SDAT”) that:

FIRST:       The title of the document being corrected by this Certificate of Correction is the Articles Supplementary of the Corporation that was filed with and accepted for record by the SDAT on December 6, 2016 (the “Articles Supplementary”).

SECOND:       The name of the sole party to the Articles Supplementary is Deutsche International Fund, Inc.

THIRD:       The Articles Supplementary were filed for record with the SDAT on December 6, 2016.

FOURTH: As previously filed, Article FIRST (a) of the Articles Supplementary read as follows:

"(a) designated and classified 50,000,000 of the authorized but undesignated shares of the capital stock of the Corporation as additional shares of the Corporation’s Deutsche CROCI® Equity Dividend Fund Series, with such 50,000,000 shares being designated as a new Class of the Corporation’s Deutsche CROCI® Equity Dividend Fund Series, such Class being designated as the “Class T” shares of the Deutsche CROCI® Equity Dividend Fund Series;"

FIFTH: Articles FIRST (a) of the Articles Supplementary is hereby corrected to read as follows:

"(a) designated and classified 50,000,000 of the authorized but undesignated shares of the capital stock of the Corporation as additional shares of the Corporation’s Deutsche CROCI® International Fund Series, with such 50,000,000 shares being designated as a new Class of the Corporation’s Deutsche CROCI® International Fund Series, such Class being designated as the “Class T” shares of the Deutsche CROCI® International Fund Series;"

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IN WITNESS WHEREOF, Deutsche International Fund, Inc. has caused this Certificate of Correction to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Treasurer on this 13th day of March, 2017; and its Vice President acknowledges that this Certificate of Correction is the act of Deutsche International Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	DEUTSCHE INTERNATIONAL FUND, INC.

/s/ Diane Kenneally	By: /s/ John Millette
Name: Diane Kenneally	Name: John Millette
Title: Assistant Treasurer	Title: Vice President

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